                                                Filed pursuant to Rule 424(b)(2)
                                                File No. 33-48686


Pricing Supplement No. 5 Dated October 16, 1997
(to Prospectus Supplement dated January 31, 1997 and Prospectus dated
 January 31, 1997)


                               CABOT CORPORATION

                          Series A Medium-Term Notes

                      Due From and After October 21, 2027

                                  Fixed Rate

         _____________________________________________________________


Original Issue Price: $25,000,000
Principal Amount (if different than Original Issue Price):
Purchasing Agent's discount or commission (%): 0.60
Net Proceeds to the Company (%): 99.40
Settlement Date (Original Issue Date): October 21, 1997
Interest Rate: 6.57%
Interest Payment Dates:
June 15
December 15
Regular Record Dates:
June 1
December 1
Maturity Date: October 21, 2027
Specified Currency: U.S. Dollars
Exchange Rate Agent:
Minimum Denominations (other than $1,000):
(Applicable only if Specified Currency is other than U.S. Dollars)
Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:
Initial Redemption Date:
Redemption Prices:
Option to Elect Repayment:
[X] Yes[ ] No
Optional Repayment Date(s): October 21, 2004. Repayable at holder's option on Optional Repayment Date at repayment price equal to 100% of principal amount to be repaid, together with accrued interest. To receive repayment on the Optional Repayment Date, Trustee must receive at least 30 but not more than 60 days prior to the Optional Repayment Date the security with the form attached to the security entitled "Option to Elect Repayment" duly completed. Tender of security for repayment is irrevocable. Repayment option may be exercised by holder in whole or in part in increments of $1,000.
Book Entry    X
             ---
Certificated
             ---
Other Terms:
Agent(s): J.P. Morgan Securities Inc.

                                                Filed pursuant to Rule 424(b)(2)
                                                File No. 33-48686


Pricing Supplement No. 6 Dated October 16, 1997
(to Prospectus Supplement dated January 31, 1997 and Prospectus dated
 January 31, 1997)


                               CABOT CORPORATION

                          Series A Medium-Term Notes

                      Due From and After October 21, 2027

                                  Fixed Rate

         _____________________________________________________________


Original Issue Price: $25,000,000
Principal Amount (if different than Original Issue Price):
Purchasing Agent's discount or commission (%): 0.75
Net Proceeds to the Company (%): 99.25
Settlement Date (Original Issue Date): October 21, 1997
Interest Rate: 7.28%
Interest Payment Dates:
June 15
December 15
Regular Record Dates:
June 1
December 1
Maturity Date: October 21, 2027
Specified Currency: U.S. Dollars
Exchange Rate Agent:
Minimum Denominations (other than $1,000):
(Applicable only if Specified Currency is other than U.S. Dollars) Total Amount of OID:
Yield to Maturity:
Initial Accrual Period OID:
Initial Redemption Date:
Redemption Prices:
Option to Elect Repayment:
[ ] Yes [X] No
Optional Repayment Date(s):
Book Entry    X
             ---
Certificated
             ---
Other Terms:
Agent(s): J.P. Morgan Securities Inc.